Chino Commercial Bancorp Announces Extension of Stock Offering Period

CHINO Calif., Jan. 23, 2012 /PRNewswire/ -- Chino Commercial Bancorp (OTCBB: CCBC) announced today that it has extended its pending subscription rights offering to February 3, 2012 at 5:00 P.M. Pacific Time. The subscription rights offering was originally scheduled to expire on January 20, 2012.

The Company has filed a registration statement (including a prospectus) with the SEC for the offering. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering.

The rights offering will be made only by means of a prospectus. This release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sales of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Chino Commercial Bancorp

Chino Commercial Bancorp is the parent company of Chino Commercial Bank, a national bank, headquartered in Chino, California which opened for business in September 2000 and currently operates from three full service locations in Chino, Ontario and Rancho Cucamonga, California. The Bank opened its Ontario branch in January 2006 and the Rancho Cucamonga branch in April 2010. Chino Commercial Bank is a member of both the Federal Reserve System and the Federal Home Loan Bank, and its deposit accounts are insured under the Federal Deposit Insurance Act up to applicable limits thereof. For more information, visit www.chinocommercialbank.com.

Cautionary Statement Regarding Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance.

Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words "anticipate", "believe", "estimate", "expect", "expectation", "should", "would", 'project", "plan", "predict", "intend" and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of the risk factors and other factors that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.

CONTACT: Dann H. Bowman, President and CEO or Sandra F. Pender, Senior Vice President and CFO, Chino Commercial Bank, N.A., +1-909-393-8880